EXHIBIT (23)
INDEPENDENT AUDITORS' CONSENT AND REPORT
ON SCHEDULES The Board of Directors

Harleysville Group Inc.:
The  audits  referred to in our report dated  February
14,  2001 include  the related financial statement
schedules as of December 31,  2000,  and  for  each of
the years in the three-year  period ended December 31,
2000, included in the annual report on Form 10K.
These financial statement schedules are the
responsibility of the  Company's management.  Our
responsibility is to  express  an opinion  on  these
financial statement schedules  based  on  our audits.
In our opinion, such financial statement schedules,
when considered  in  relation  to  the  basic
consolidated  financial statements  taken  as a whole,
present fairly,  in  all  material respects, the
information set forth therein.
We  consent  to  incorporation by reference in  the
registration statements  (Nos.  333-03127, 33-84348,
33-43494,  33-91718,  3391726, 33-43532, 333-85941,
333-37386, 333-37212) on Form S-8 and registration
statements (Nos. 33-78372, 33-90810,  33-91720)  on
Form S-3 of Harleysville Group Inc. of our reports
dated February 14,  2001,  relating  to  the
consolidated  balance  sheets   of Harleysville Group
Inc. as of December 31, 2000 and 1999, and the related
consolidated statements of income, shareholders'
equity and cash flows and related financial statement
schedules for each of  the  years in the three-year
period ended December 31,  2000, which  reports appear
in the December 31, 2000 annual  report  on Form  10-K
of  Harleysville Group Inc., and of our report  dated
March  14, 2001 relating to the statements of
financial condition of the Harleysville Group Inc.
Employee Stock Purchase Plan as of December 31, 2000
and 1999, and the related statements of  income and
changes in plan equity for each of the years in  the
threeyear period ended December 31, 2000, which report
appears in  the Harleysville  Group  Inc.  Employee
Stock  Purchase  Plan  annual report on Form 11-K.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 27, 2001
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